EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                      Media Relations
R. Jackson Blackstock                   Maryanne Kane
Senior Vice President                   Chief Communications Officer
Tyco International (US), Inc.           Tyco International (US), Inc.
212-424-1344                            603-778-9700/508-747-0800



            TYCO INTERNATIONAL TO ACQUIRE PARAGON TRADE BRANDS, INC.

  EXPANDS TYCO HEALTHCARE'S DISPOSABLE ABSORBENT CARE BUSINESS WHILE PROVIDING
        INCREASED MANUFACTURING EFFICIENCIES AND NEW PLATFORMS FOR GROWTH

    ACQUISITION WILL BE IMMEDIATELY ACCRETIVE TO TYCO EARNINGS AND CASH FLOW


Pembroke, Bermuda and Norcross, Georgia, December 3, 2001 -- Tyco International, Ltd., (NYSE:TYC; LSE:TYI; BSX:TYC), a diversified manufacturing and services company, and Paragon Trade Brands, Inc. (OTC Bulletin Board: PGTR), a global supplier of infant disposable diapers and other absorbent personal care products, announced today that they have entered into a definitive agreement pursuant to which a subsidiary of Tyco will acquire Paragon in an all-cash transaction for $43.50 per share. Tyco will call all of Paragon's outstanding warrants in accordance with the terms of the warrants. Including the assumption of net debt and the call of the warrants, the transaction is valued at approximately $650 million.

Paragon manufactures a line of premium and economy diapers and training pants that are distributed throughout the United States and Canada primarily through grocery and food stores, mass merchandisers, warehouse clubs, toy stores and drug stores.

Tyco Healthcare currently manufactures and markets a range of absorbent personal care products. Tyco Healthcare President Rich Meelia stated: "Paragon is an outstanding addition to our growing portfolio of businesses both within the retail and clinical care markets. By adding Paragon, we believe that we will realize greater manufacturing and distribution efficiencies, which will result in greater value and service for our customers."

Michael Riordan, Chairman and CEO of Paragon added: " We believe that the size and strength of Tyco will allow our business to continue to grow to a degree even beyond what we have been able to accomplish.

This transaction concludes an evaluation of strategic alternatives announced in June 2001, by Paragon's majority shareholder, Wellspring Capital Management LLC. An investment group led by Wellspring purchased a majority interest in Paragon in January 2000.

The transaction is contingent upon customary regulatory review.

ABOUT TYCO HEALTHCARE

TYCO HEALTHCARE IS ONE OF THE MAJOR BUSINESSES OF TYCO INTERNATIONAL. TYCO HEALTHCARE IS THE SECOND LARGEST MANUFACTURER, DISTRIBUTOR AND SERVICER OF MEDICAL DEVICES WORLDWIDE. ITS BROAD PORTFOLIO INCLUDES DISPOSABLE MEDICAL SUPPLIES, MONITORING EQUIPMENT, MEDICAL INSTRUMENTS AND BULK ANALGESIC PHARMACEUTICALS, SOLD UNDER SUCH NAMES AS AUTO SUTURE, GRAPHIC CONTROLS, KENDALL, MALLINCKRODT, NELLCOR, PURITAN BENNETT, SHERWOOD, UNITED STATES SURGICAL, VALLEYLAB AND OTHERS.

ABOUT TYCO INTERNATIONAL, LTD.

TYCO INTERNATIONAL LTD. (NYSE: TYC, LSE: TYI, BSX: TYC) IS A DIVERSIFIED MANUFACTURING AND SERVICE COMPANY. TYCO IS THE WORLD'S LARGEST MANUFACTURER AND SERVICER OF ELECTRICAL AND ELECTRONIC COMPONENTS; THE WORLD'S LARGEST DESIGNER, MANUFACTURER, INSTALLER AND SERVICER OF UNDERSEA TELECOMMUNICATIONS SYSTEMS; THE WORLD'S LARGEST MANUFACTURER, INSTALLER AND PROVIDER OF FIRE PROTECTION SYSTEMS AND ELECTRONIC SECURITY SERVICES AND THE WORLD'S LARGEST MANUFACTURER OF SPECIALTY VALVES. TYCO ALSO HOLDS STRONG LEADERSHIP POSITIONS IN DISPOSABLE MEDICAL PRODUCTS, FINANCING AND LEASING CAPITAL, PLASTICS AND ADHESIVES. TYCO OPERATES IN MORE THAN 100 COUNTRIES AND HAD FISCAL 2001 REVENUES IN EXCESS OF $36 BILLION.

ABOUT WELLSPRING CAPITAL MANAGEMENT LLC

WELLSPRING CAPITAL MANAGEMENT LLC IS A PRIVATE INVESTMENT PARTNERSHIP FOCUSED ON INVESTING IN COMPANIES WHERE SUBSTANTIAL VALUE CAN BE CREATED BY CONTRIBUTING MANAGEMENT EXPERTISE, INNOVATIVE OPERATING AND FINANCIAL STRATEGIES AND CAPITAL.


FORWARD LOOKING INFORMATION

This release contains certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial and operating results; and timing and benefits of the acquisition.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for Tyco's acquisition of Paragon; the risk that the businesses will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affected the businesses of Tyco and Paragon generally.

More detailed information about economic, business, competitive and/or regulatory factors is set forth in Tyco's and Paragon's filings with the Securities and Exchange Commission, including Tyco's Annual Report on Form 10- K for the fiscal year ended September 30, 2000 and Paragon's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and their most recent quarterly reports on Form 10-Q. Tyco and Paragon are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward- looking statements whether as a result of new information, future events or otherwise.